UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2024

PTC Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On July 14, 2024, it was agreed that Michael DiTullio, who has served as President and Chief Operating Officer of PTC since February 2023, will, in culmination of the successful CEO succession process, transition from that role to that of strategic advisor to the Chief Executive Officer, with his last day of service as President and Chief Operating Officer being September 30, 2024. Mr. DiTullio will serve as such strategic advisor from October 1, 2024 through June 30, 2025. As compensation for service in such role, he will receive a salary of $412,500 for such period and an RSU award valued at $3.0 million on October 1, 2024, which award will vest in three substantially equal installments on July 15, 2025, July 15, 2026, and July 15, 2027.

At the end of the strategic advisory period, and subject to the execution of a general release of claims, Mr. DiTullio will be entitled to receive a cash severance in an amount equal to 1x his current base salary and target bonus (a total of $1.1 million), continuation of benefits under the Company’s medical, dental and vision plans, and continued vesting of equity held by him, all as provided under his existing Executive Agreement with the Company dated November 16, 2023, as described in the Company’s Annual Report on Form 10-K for the period ended September 30, 2023.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PTC Inc.

Date:	15 July 2024	By:	/s/Catherine Gorecki
Catherine Gorecki Senior Vice President, Corporate & Securities Counsel, Assistant Secretary